Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-260906 on Form S-8 of NiSource, Inc. of our report dated June 18, 2025, appearing in the Annual Report on Form 11-K of the NiSource Inc. Retirement Savings Plan for the year ended December 31, 2024.

/s/ McConnell & Jones LLP

Houston, Texas
June 18, 2025